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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

KAYDON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KAYDON CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Ann Arbor, Michigan

April 3, 2003

To Our Shareholders:

      The 2003 Annual Meeting of shareholders of Kaydon Corporation will be held at the Courtyard by Marriott Hotel, Ann Arbor, Michigan on Friday, May 9, 2003, at 11:00 a.m. for the following purposes:

(1) election of a Board of Directors for a term of one year;

(2) approval of the Kaydon Corporation 2003 Non-Employee Directors Equity Plan;

(3) ratification of the appointment of the Company’s independent accountants for 2003; and

(4) to transact such other business as may properly come before the meeting and any adjournment thereof.

      Shareholders of record at the close of business on March 11, 2003, are entitled to notice of and to vote at the meeting.

By Order of the Board of Directors

JOHN F. BROCCI
Secretary

      THE BOARD OF DIRECTORS SOLICITS THE EXECUTION AND IMMEDIATE RETURN OF THE ACCOMPANYING PROXY

      You can help avoid the necessity and expense of sending a follow-up letter by the prompt completion and return of the enclosed proxy whether or not you expect to attend the Annual Meeting of shareholders. For your convenience, there is enclosed a self-addressed envelope requiring no postage if mailed in the United States.

GENERAL INFORMATION
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
PROPOSAL 1 -- ELECTION OF DIRECTORS
PROPOSAL 2 -- APPROVAL OF KAYDON CORPORATION 2003 NON-EMPLOYEE DIRECTORS EQUITY PLAN
PROPOSAL 3 -- RATIFICATION OF INDEPENDENT ACCOUNTANTS
EXECUTIVE COMPENSATION MATTERS
ESTIMATED ANNUAL RETIREMENT BENEFITS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
AUDIT COMMITTEE REPORT
PROPOSALS BY HOLDERS OF COMMON STOCK
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER ITEMS OF BUSINESS
APPENDIX A
Audit Committee Charter
COMPENSATION COMMITTEE CHARTER
CORPORATE GOVERNANCE AND NOMINATING COMMITTEE CHARTER
APPENDIX D
2003 NON-EMPLOYEE DIRECTORS EQUITY PLAN

KAYDON CORPORATION

315 East Eisenhower Parkway
Suite 300
Ann Arbor, Michigan 48108

ANNUAL MEETING OF SHAREHOLDERS

To be held on May 9, 2003

PROXY STATEMENT

GENERAL INFORMATION

      The Annual Meeting of shareholders of Kaydon Corporation (“Kaydon” or the “Company”) will be held on Friday, May 9, 2003, at the Courtyard by Marriott Hotel, 3205 Boardwalk St., Ann Arbor, Michigan at 11:00 a.m. for the purposes set forth in the accompanying notice. This statement is furnished in connection with the solicitation by Kaydon’s Board of Directors of proxies to be voted at such meeting and at any and all adjournments thereof. This statement and the accompanying form of proxy are first being distributed to shareholders on or about April 3, 2003. Kaydon will pay the costs of preparing, assembling and mailing this proxy statement and the material enclosed herewith. Kaydon has requested brokers, nominees, fiduciaries and other custodians who hold shares of its common stock in their names to solicit proxies from their clients who own such shares, and Kaydon has agreed to reimburse them for their expenses in so doing. In addition to the use of the mails, certain officers, directors and regular employees of Kaydon, at no additional compensation, may request the return of proxies by personal interview or by telephone.

Quorum and Vote Requirements

      Each share of common stock represented at the Annual Meeting is entitled to one vote on each matter properly brought before the meeting.

      Participants in the Kaydon Corporation Employee Stock Ownership and Thrift Plan and the Electro-Tec Corporation Employee Retirement Benefit Plan will receive separate voting instruction cards covering the shares held for participants in those plans. Voting instruction cards must be returned or the shares will not be voted by the trustee.

      For purposes of determining the presence or absence of a quorum for the transaction of business at the meeting, all shares for which a proxy or vote is received, including abstentions and shares represented by broker non-votes (as defined below) will be counted as present and entitled to vote and will count towards determining a quorum.

      Proxies properly executed, duly returned and not revoked will be voted at the Annual Meeting (including adjournments) in accordance with the specifications therein.

      If a proxy in the accompanying form is executed and returned, it may nevertheless be revoked any time prior to the exercise thereof by executing and returning a proxy bearing a later date, by giving notice of revocation to the Secretary of Kaydon, or by attending the Annual Meeting and voting in person.

      Votes will be tabulated by a representative of The Bank of New York, who will act as Inspector of Election.

      Directors are elected by a plurality of votes validly cast in person or by proxy at any meeting at which a quorum is present. Shares represented by proxies that are marked “withhold authority” with respect to the election of one or more nominees as Directors will not be counted in determining whether a plurality of votes was obtained in such matters. If no directions are given and the signed card is returned, the members named as proxies will vote the shares for the election of all listed nominees for Directors. Where shares are held in the name of a broker and the proxy card is not returned by the shareholder, brokerage firms have the authority to vote your non-voted shares (known as “broker non-votes”) on certain routine matters. The proposal to elect five directors could be treated as a routine matter. Consequently, if the shareholder does not return the proxy card, the brokerage firm may either vote the shares on this routine matter or leave the shares unvoted. Where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned their completed proxy cards, and for those returned, but abstained from voting, those shares will not be included in the vote totals and will have no effect on the vote.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Number of Shares Outstanding, Record Date and List of Shareholders

      Only shareholders of record at the close of business on Tuesday, March 11, 2003, are entitled to notice of and to vote at the Annual Meeting. At the close of business on such date there were 30,187,767 shares of common stock of Kaydon outstanding and eligible to vote. A list of shareholders will be available for examination by shareholders at the Annual Meeting in accordance with the Delaware General Corporation Law.

Common Stock Ownership

      The following table sets forth information as of December 31, 2002, concerning the only persons known to Kaydon to be the beneficial owners of more than 5% of Kaydon’s issued and outstanding common stock:

		Percentage of
Name and Address	Amount and Nature of	Issued and Outstanding
of Beneficial Owner	Beneficial Ownership(1)	Common Stock

Perkins, Wolf, McDonnell & Company	3,343,400	11.1%
310 S. Michigan Ave., Suite 2600
Chicago, IL 60604
Neuberger Berman, Inc.	2,388,162	7.9%
605 Third Ave.
New York, NY 10158
Fenimore Asset Management, Inc.	1,704,944	5.6%
384 N. Grand Street
P.O. Box 310
Cobleskill, NY 12043

(1)	These shares are owned by various individual and institutional investors for which Perkins, Wolf, McDonnell & Company, Neuberger Berman, Inc., and Fenimore Asset Management, Inc., as investment advisors with power to direct investments and/or shared power to vote the shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Perkins, Wolf, McDonnell & Company has sole voting and dispositive power over 7,050 shares and shared voting and dispositive power over 3,336,350 shares; Neuberger Berman, Inc. has sole voting power over 78,378 shares, shared voting power over 1,662,680 shares and shared dispositive power over 2,388,162 shares; and Fenimore Asset Management, Inc. has sole voting and dispositive power over 1,704,944 shares.

      The following table presents information regarding beneficial ownership of Kaydon’s common stock by each member of the Board of Directors and the executive officers named in the Summary Compensation

Table below (the “Named Executive Officers”) as of March 11, 2003. Except as noted below each person exercises sole voting and investment power with respect to such shares.

	Amount and Nature of
	Beneficial Ownership	Percentage
Name and Address	of Common Stock(1)	Owned

Gerald J. Breen	36,250	*
8271 Bavaria Road Macedonia, Ohio 44056
Brian P. Campbell**	262,300 (2)	*
Thomas C. Sullivan	18,750	*
2628 Pearl Road Medina, Ohio 44258
Robert M. Teeter	5,750	*
2001 Commonwealth Blvd, Ste. 202 Ann Arbor, Michigan 48105
B. Joseph White	14,450	*
111 Fifth Avenue New York, New York 10003
John F. Brocci**	92,604	*
Kenneth W. Crawford**	37,790	*
Peter C. DeChants**	10,000	*
John R. Emling**	49,972	*
All executive officers and directors as a group (9 people)	527,866	1.7%

*	Less than one percent.

**	Address is 315 East Eisenhower Parkway, Suite 300, Ann Arbor, Michigan 48108

(1)	Includes unvested restricted shares awarded under the Company’s 1999 Long-Term Stock Inventive Plan subject to possible forfeiture (49,410 shares for Mr. Campbell; 13,100 shares for Mr. Brocci; 15,950 shares for Mr. Crawford; 10,000 shares for Mr. DeChants; and 23,004 shares for Mr. Emling, totaling 111,464 shares for all directors and executive officers of the Company as a group) and shares which may be acquired before May 7, 2003 upon the exercise of stock options issued under the Company’s stock option plans (6,250 shares for Mr. Breen; 100,000 shares for Mr. Campbell; 13,750 shares for Mr. Sullivan; 3,750 shares for Mr. Teeter; 13,750 shares for Mr. White; 25,000 shares for Mr. Brocci; 12,000 shares for Mr. Crawford; 15,000 shares for Mr. Emling, totaling 189,500 shares for all directors and executive officers of the Company as a group) and shares held in their account in the Kaydon Corporation Employee Stock Ownership and Thrift Plan (290 shares for Mr. Crawford; 582 shares for Mr. Emling).

(2)	Includes 2,000 shares owned by a trust as to which Mr. Campbell disclaims beneficial ownership.

PROPOSAL 1 — ELECTION OF DIRECTORS

      The persons designated as proxies in the accompanying proxy have been selected by the Board of Directors of Kaydon and have indicated that they intend to vote all proxies received by them for the election of each of the following nominees for the office of director of Kaydon, unless instructed otherwise, each to serve until the Annual Meeting of shareholders next succeeding their election and until their successors have been duly elected and qualified.

      If for any reason any of the following nominees is not a candidate when the election occurs, which is not anticipated, it is intended that the proxies will be voted for the election of a substitute nominee if one is designated by the Board of Directors. Information concerning the nominees is set forth below.

Name and Age of Nominees

Gerald J. Breen (57)	Mr. Breen has been the Chairman and Chief Executive Officer of IER Industries Inc., a manufacturer of precision elastomeric seals and parts, since 1993. Prior to 1998 Mr. Breen had been President and Chief Executive Officer of Cuyam Corporation and a private investor since 1986. Mr. Breen also serves on the Board of Directors of Disposable Products Company, LLC. He has been a Director of Kaydon since January 1992. Mr. Breen is Chairman of the Compensation Committee and is a member of the Audit Committee of the Board of Directors.

Brian P. Campbell (62)	Mr. Campbell has been President and Chief Executive Officer of Kaydon Corporation since September 1998 and Chairman of the Board since April 1999. Prior to that Mr. Campbell was founder and President of TriMas Corporation from May 1986 to January 1998, and from January 1998 to September 1998, President and Co-Chief Operating Officer of MascoTech, Inc. Mr. Campbell is a Director of Arbor Bancorp, Inc. He has been a Director of Kaydon since September 1995.

Thomas C. Sullivan (65)	Mr. Sullivan has been Chairman of RPM, Inc. since October 2002. Prior to that he served as the Chairman and Chief Executive Officer of RPM, Inc. since 1971 and has served as a Director of RPM, Inc. since 1963. RPM, Inc. manufactures and sells consumer and industrial coatings. Mr. Sullivan also serves on the Board of Directors of Pioneer-Standard Electronics, Inc. and Huffy Corporation. He has been a Director of Kaydon since September 1998. Mr. Sullivan is a member of the Audit Committee and the Corporate Governance and Nominating Committee of the Board of Directors.

Robert M. Teeter (64)	Mr. Teeter has been President of Coldwater Corporation, a management consulting and research firm, since 1988. Prior to that Mr. Teeter was President of Market Opinion Research. Mr. Teeter also serves on the Board of Directors of United Parcel Service, Inc., Visteon Corporation and Arbor Bancorp, Inc. He has been a Director of Kaydon since October 2001. Mr. Teeter is Chairman of the Corporate Governance and Nominating Committee and a member of the Compensation Committee of the Board of Directors.

B. Joseph White (55)	Mr. White has been the Managing Director of Fred Alger Management Company, an asset management firm for institutional and private clients as well as for the Alger family of mutual funds, since February 2003. Prior to that Mr. White was the Interim President of the University of Michigan from January 2002 to August 2002 and was the Dean of the University of Michigan Business School from 1991 until 2001. Mr. White is a Trustee of Equity Residential Properties Trust. He is a Director of Kelly Services, Inc. and Gordon Food Service Inc. He has been a Director of Kaydon since April 1999. Mr. White is Chairman of the Audit Committee and is a member of the Compensation Committee and the Corporate Governance and Nominating Committee of the Board of Directors.

      The Board of Directors recommends a vote FOR the election of the persons named above as Directors of the Corporation.

Director Compensation

      Directors who are not employees of Kaydon are paid an annual retainer of $20,000 and meeting fees of $2,000 for attending regular meetings of the Board of Directors, $500 for telephonic meetings of the Board, and Committee members other than the Chairman receive $500 per Committee meeting for attending meetings of the Audit, Compensation or Corporate Governance and Nominating Committees. The Chairmen of the Audit, Compensation and Corporate Governance and Nominating Committees are each paid an annual fee of $3,500. Directors are also entitled to reimbursement of reasonable travel expense associated with Board and Committee meetings. Non-Employee Directors do not participate in the Company’s health or pension plans.

      In addition, Non-Employee Directors are eligible to receive grants of options to purchase shares of Kaydon common stock pursuant to the Kaydon 1993 Non-Employee Directors Stock Option Plan (the “1993 Directors Plan”). The 1993 Directors Plan provides that each person who is first appointed as a Non-Employee Director will be granted an option to purchase 5,000 shares of common stock on the date of appointment and 10,000 shares upon the initial election to the Board. Thereafter, each year an individual is elected or re-elected as a Non-Employee Director he or she will automatically receive a non-qualified stock option for 10,000 shares of common stock on the day following election or re-election, but only if the person has, on the date of election or re-election as a Director, exercised all previously granted options to purchase Kaydon stock granted under the 1993 Directors Plan which the Director could have exercised at an exercise price less than fair market value at the date of the option exercise. In addition, the 1993 Directors Plan provides that each Non-Employee Director will automatically receive a non-qualified stock option to purchase 5,000 shares of common stock at each August meeting of the Board. No Director may receive grants totaling more than 15,000 shares in any calendar year. On each anniversary of the date of grant for an option granted under the 1993 Directors Plan, the option becomes exercisable with respect to 25% of shares covered by the option, so that at the fourth anniversary of the grant an option is fully exercisable. The 1993 Directors Plan expires by its terms on April 20, 2003.

      In August 2002, each non-employee Director was awarded the annual option to purchase 5,000 shares of Company common stock for $21.10 per share. In May 2002, Mr. Teeter and Mr. Breen were awarded options to purchase 10,000 shares of Company common stock for $28.35 per share in conjunction with their initial election and re-election (having exercised all prior such options), respectively, to the Board.

      Under the provisions of the Non-Employee Directors Deferred Compensation Plan a non-employee director may elect to defer payment of all or a part of the cash compensation to be received as a director. Deferred compensation may be credited to an interest bearing account or Kaydon Corporation common stock “phantom” stock account. Payments under the Deferred Compensation Plan commence when a participant ceases to be a director or at a future date elected by the director. For a more complete description, please see Director Deferred Compensation Plan on page 11.

      It is the policy of the Board of Directors to prohibit related party transactions between Directors and the Company.

      The Board of Directors and each Committee of the Board of Directors individually has the authority to retain outside advisers including consultants, accountants and legal counsel as needed.

Board Committees

      The Board of Directors has appointed an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee.

      Audit Committee. Kaydon’s Audit Committee consists of three Directors: B. Joseph White (Chairman), Gerald J. Breen and Thomas C. Sullivan. All of these members of the Audit Committee are independent as such term is defined under the current and proposed listing standards of the New York Stock Exchange (“NYSE”). The Audit Committee operates pursuant to a written charter which was adopted by the Board of Directors on October 15, 1999, as amended, and a copy of the current charter is attached to this Proxy Statement as Appendix A.

      The principal responsibilities of the Audit Committee are to:

•	select and retain the independent accountants to audit Kaydon’s financial statements;

•	take, or recommend that the full Board take appropriate action to oversee the independence of the independent accountants;

•	oversee the independent accountants’ relationship by discussing with Kaydon’s independent accountants the nature, scope and rigor of the audit process, receiving and reviewing audit reports and providing the independent accountants with full access to the Committee and the Board to report on any and all appropriate matters;

•	review the audited financial statements and discuss them with management and the independent accountants; including discussions concerning the quality of Kaydon’s accounting principles, policies and practices as applied in Kaydon’s financial reporting;

•	recommend to the Board whether the audited financial statements should be included in the Corporation’s Annual Report on Form 10-K;

•	review with management and the independent accountants the quarterly financial information before filing Kaydon’s Quarterly Reports on Form 10-Q; this review is performed by the Committee or its chairperson;

•	discuss with management and the independent accountants the quality and adequacy of the Corporation’s internal controls;

•	discuss with management the status of pending litigation and other areas of oversight as the Committee deems appropriate; and

•	report Committee activities to the full Board.

      See “Audit Committee Report” on page 20 of this Proxy Statement for additional information.

      Compensation Committee. Kaydon’s Compensation Committee consists of three Directors: Gerald J. Breen (Chairman), Robert M. Teeter and B. Joseph White. All members of the Compensation Committee are independent as such term is defined under the current and proposed listing standards of the NYSE. The Compensation Committee operates pursuant to a written charter which was adopted by the Board of Directors on March 19, 2003, and a copy of this charter is attached to this Proxy Statement as Appendix B.

      The principal responsibilities of the Compensation Committee are to:

•	review and advise management on broad compensation policies, incentive programs, equity option/stock incentive plans, deferred compensation and retirement plans;

•	approve and recommend base salaries, salary increases and other benefits for elected officers;

•	take certain actions required or permitted to be taken by the Board of Directors under the long-term stock incentive and annual incentive compensation plans of Kaydon; and

•	review recommendations for major changes in compensation, benefit and retirement plans which have application to significant numbers of Kaydon’s total employees and which require review or approval of the Board of Directors.

      See “Compensation Matters — Compensation Committee Report on Executive Compensation” on page 16 of this Proxy Statement for additional information.

      Corporate Governance and Nominating Committee. Kaydon’s Corporate Governance and Nominating Committee (“Governance Committee”) consists of three Directors: Robert M. Teeter (Chairman), Thomas C. Sullivan and B. Joseph White. All members of the Governance Committee are independent as such term is defined under the current and proposed listing standards of the NYSE. The Governance Committee operates pursuant to a written charter which was adopted by the Board of Directors on March 19, 2003, and a copy of this charter is attached to this Proxy Statement as Appendix C.

      The principal responsibilities of the Governance Committee are to:

•	identify qualified candidates to fill Board of Directors positions;

•	recommend to the Board of Directors nominees to fill vacant positions;

•	undertake studies and make recommendations to the Board of Directors concerning the structure, composition and functioning of the Board and all Board Committees;

•	develop and recommend to the Board of Directors such corporate and Board governance principles as may be deemed necessary by the Committee to ensure that Kaydon effectively protects and enhances shareholder values;

•	recommend ways in which the Board of Directors could improve its performance;

•	monitor the practices of the Board of Directors to ensure compliance with the Corporation’s corporate governance principles;

•	annually evaluate and review the performance of the Board of Directors as a whole in order to increase the overall effectiveness of the Board, and report the results of its evaluation to the Board of Directors; and

•	periodically receive and consider recommendations from the Chief Executive Officer regarding management development and succession matters at senior officer levels.

      Any shareholder may recommend nominees for director for consideration by the Governance Committee by writing to the Secretary of Kaydon. Submissions should include the full name and address and a statement of the qualifications of the proposed nominee.

Meeting Attendance

      During 2002, Kaydon’s Board of Directors met five times for regular meetings and one time for a special telephonic meeting, the Audit Committee met five times (four of the meetings involved the independent auditors) and the Compensation Committee met three times. The non-employee directors met twice in 2002 without management present. The Corporate Governance and Nominating Committee was formed in March 2003 and did not meet during the year ended December 31, 2002. Each member of the Board attended at least 75% of the Board meetings and each member of a Board Committee attended at least 75% of the meetings of each Committee on which he served.

PROPOSAL 2 — APPROVAL OF KAYDON CORPORATION 2003
NON-EMPLOYEE DIRECTORS EQUITY PLAN

      The Company’s existing 1993 Non-Employee Directors Stock Option Plan (the “1993 Directors Plan”) expires by its terms on April 20, 2003. In order to attract and retain qualified persons to serve as directors of Kaydon, the Board of Directors has adopted the Kaydon Corporation 2003 Non-Employee Directors Equity Plan (the “2003 Directors Plan”), subject to approval by shareholders at the 2003 Annual Meeting of Shareholders.

Summary of the 2003 Directors Plan

      The following general description of certain features of the 2003 Directors Plan is qualified in its entirety by reference to the copy of the 2003 Directors Plan attached as Appendix D.

      Under the 2003 Directors Plan, members of the Board of Directors who are not employees of the Company or any of its subsidiaries or affiliates (“Non-Employee Directors”) will receive options to purchase common stock and shares of restricted stock as described below. On May 9, 2003, there will be four Non-Employee Directors. The 2003 Directors Plan will be administered by the Compensation Committee of the Kaydon Board of Directors.

      The maximum number of shares that may be granted as restricted stock or issued upon exercise of options that may be granted under the 2003 Directors Plan is 300,000. In the event of a recapitalization or other change in the capital structure of Kaydon, appropriate equitable adjustments will be made in the number of shares of common stock available for option grants and restricted stock grants under the plan, in the number of shares and the exercise price of any outstanding options previously granted under the plan, and in the number of shares subject to future option grants and restricted stock grants. As of March 11, 2003, there were 30,187,767 shares of common stock issued and outstanding. The market value of a share of common stock on March 11, 2003, was $16.00.

      The 2003 Directors Plan provides that on the day after the annual meeting of shareholders, beginning with the year 2003, each Non-Employee Director in office on that date will be granted an option to purchase 3,500 shares of common stock and 1,000 shares of Restricted Stock. In addition, the 2003 Directors Plan provides that each person who is first appointed as a Non-Employee Director within six months after an annual meeting of shareholders will be granted an option to purchase 5,000 shares of common stock on the date of appointment.

      Options granted under the 2003 Directors Plan will have an exercise price equal to the fair market value per share of common stock of the Company (i.e., the closing price for common stock on the NYSE) on the day of grant. On each anniversary of the date of grant, an option will become exercisable with respect to 20% of shares covered by the option, so that by the fifth anniversary of the grant an option will be fully exercisable. The exercise price of an option must be paid in cash or by surrender of previously-owned common stock, subject to certain restrictions. If a Non-Employee Director’s service as a director is terminated due to disability or retirement at or after age 65, any outstanding options that are not then exercisable will continue to become exercisable in accordance with the schedule described above. If a Non-Employee Director’s service as a director is terminated due to death, any outstanding options that are not then exercisable will become exercisable immediately. If a Non-Employee Director’s service as a director is terminated for any reason other than death, disability or retirement on or after age 65, any outstanding options that are not then exercisable will not become exercisable and will be forfeited. All options granted under the 2003 Directors Plan must be exercised within ten years after the date of grant, including those that are exercisable at the time a Non-Employee Director’s service terminates; except that (a) options held by a person whose service terminates for any reason other than death, disability or retirement must be exercised within one month from the date of the person’s termination of service and (b) options held by a director whose service terminates due to death must be exercised by the director’s personal representative or heir within five years from the date of death or ten years from the date of grant, whichever occurs first.

      Shares of restricted stock issued under the 2003 Directors Plan will be subject to restrictions on transferability (and may be subject to additional restrictions if the Compensation Committee so determines) and will be subject to forfeiture upon termination of service other than by reason of death, disability or retirement on or after age 65. On each January 5th after restricted shares are granted, the restrictions will lapse as to 20% of the shares (i.e., 200 shares) previously granted, so that by the fifth such January 5th following the grant of restricted shares, all shares covered by the grant will be free of restrictions. If a Non-Employee Director incurs a termination of service as a director due to death or disability, all restrictions in effect at the date of termination shall immediately lapse and all shares of restricted stock will be free of any restrictions. If a Non-Employee Director incurs a termination of service as a director due to retirement at or after age 65, restrictions in effect at the date of termination will continue to lapse in accordance with the schedule described above. In addition, if a former Non-Employee Director continues to hold restricted stock following his or her retirement, the shares of restricted stock that remain subject to restrictions will be forfeited and transferred back to the Company if the Committee at any time thereafter determines that the former Non-Employee Director has engaged in any activity detrimental to the interests of the Company.

      In addition, in the event of certain corporate events or a “change of control” of Kaydon (as defined in the 2003 Directors Plan), options granted under the 2003 Directors Plan will become immediately exercisable and restrictions on previously issued shares of restricted stock will immediately lapse.

      The 2003 Directors Plan may be amended by the Board of Directors at any time without the approval of shareholders to take into account changes in law and tax and accounting rules and to ensure compliance with regulatory requirements, and it may be terminated at any time by the Board of Directors. However, without the approval of shareholders, the Board may not amend the plan to increase the total number of shares of stock that may be issued under the Plan except in the event of a change in Kaydon’s capital structure, to change the number of options and shares of restricted stock that will be granted or to expand the class of persons eligible to receive options or restricted stock. Furthermore, to the extent required by SEC Rule 16b-3, provisions of the plan addressing eligibility to participate and the amount, price and timing of options may not be amended more than once every six months other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder. In any event, no termination or amendment of the Plan may adversely affect any outstanding option or shares of restricted stock without the consent of the Non-Employee Director, unless such amendment is necessary to comply with applicable laws or regulations. The Board of Directors does not re-price options.

      The 2003 Directors Plan will become effective on approval by the Company’s shareholders and will remain in effect until options or restricted stock covering all shares reserved under the plan have been granted or unless the plan is terminated earlier by the Board of Directors. The 2003 Directors Plan will terminate on, and no options or restricted stock may be granted after, April 30, 2013. Non-Employee Directors also receive other compensation for their services as directors. For a description of this compensation see “Proposal 1 — Election of Directors — Director Compensation” on page 5 of this Proxy Statement.

Federal Income Tax Consequences of the 2003 Directors Plan

      The following summary is intended only as a general guide as to the federal income tax consequences under current law of options and restricted stock granted pursuant to the 2003 Directors Plan and does not attempt to describe all potential tax consequences. The tax consequences are complex and subject to changes, and a taxpayer’s particular situation may be such that some variation of the described rules is applicable.

      Options granted pursuant to the 2003 Directors Plan are non-qualified stock options and as such have no special tax status. The grant of an option under the 2003 Directors Plan generally will not result in recognition of income by the optionee. Upon exercise, an optionee normally recognizes ordinary income on the excess of the fair market value of the shares on the exercise date over the option price. Upon a sale of the shares acquired by exercise of a non-qualified option, any gain or loss, based on the difference between the sale price and the fair market value on the date of recognition of income, will be taxed as a capital gain or loss. A capital gain or loss will be long-term if the optionee’s holding period is more than twelve months. No tax deduction is available to Kaydon with respect to the grant of an option or the sale of stock acquired upon exercise of an option. Kaydon should be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the optionee as a result of the exercise of the option.

      With respect to shares of restricted stock granted to a Non-Employee Director under the 2003 Directors Plan, the director will recognize ordinary income equal to the fair market value of the shares at the first date that the shares become transferable or not subject to substantial risk of forfeiture. At that time, Kaydon will also record a deduction for federal income tax purposes.

Additional Information

      The securities underlying the options, and the shares of restricted stock, are shares of common stock, $0.10 par value, of the Company. No consideration will be received by Kaydon or any subsidiary for the granting of the options or restricted stock, but consideration will be received upon exercise of the options, as described above. Except as provided in this paragraph and in the New Plan Benefits table below, the amount of options or restricted stock received or to be received by the Non-Employee Directors as a group is not determinable. No options or restricted stock have been granted under the 2003 Directors Plan, nor will any be granted prior to the 2003 Annual Meeting. The following individuals, upon election or re-election as a director at the 2003 Annual Meeting, will receive options to acquire 3.500 shares of Kaydon stock, and 1,000 shares of restricted Kaydon stock, under the 2003 Director Plan: Gerald J. Breen, Thomas C. Sullivan, Robert M. Teeter and B. Joseph White. Each present Non-Employee Director may receive, upon re-election over the duration of the 2003 Directors Plan and satisfaction of the requirements for grants, five percent or more of the shares reserved for issuance under the 2003 Directors Plan.

Vote Requirement

      Approval of Proposal 2 requires the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting at which a quorum is present. Proxy direction to abstain from voting on the proposal is not counted as either for or against the proposal. Broker non-votes will not be counted for or against the proposal. If shareholder approval is not obtained, the 2003 Directors Plan will not become effective.

      The Board of Directors recommends that the 2003 Directors Plan be approved.

Equity Compensation Plan Information

      The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2002, including Kaydon’s 1993 Stock Option Plan, 1999 Long-Term Stock Incentive Plan, 1993 Non-Employee Directors Stock Option Plan and the Director Deferred Compensation Plan.

Equity Compensation Plan Information

		(B)	(C)
	(A)		Number of securities
	Number of securities		remaining available for future
	to be issued upon	Weighted average	issuance under equity
	exercise of outstanding	exercise price of	compensation plans
	options, warrants	outstanding options,	(excluding securities reflected
Plan Category	and rights	warrants and rights	in column (A))

Equity compensation plans approved by shareholders	425,200 (1)	$25.30	3,647,768 (3)
Equity compensation plans not approved by shareholders	7,833 (2)	n/a	0

Total	433,033		3,647,768

(1)	Includes only options outstanding under Kaydon’s 1993 Stock Option Plan, 1999 Long-Term Stock Incentive Plan and 1993 Non-Employee Directors Stock Option Plan, as no warrants or rights were outstanding as of December 31, 2002.

(2)	Includes shares of Kaydon common stock issuable pursuant to phantom stock units outstanding under Kaydon’s Director Deferred Compensation Plan. This Plan is the only equity plan that has not been approved by shareholders and provides a vehicle for a director to defer compensation and acquire Kaydon common stock (see below — Director Deferred Compensation Plan).

(3)	Includes shares available for issuance under Kaydon’s 1999 Long-Term Stock Incentive Plan, which allows for the granting of stock options, stock appreciation rights and for awards of restricted stock, restricted stock units and stock-based performance awards to employees of and consultants to the Company.

Note: It’s a practice of the Company to purchase shares on the open market for issuance under its various equity plans thus minimizing any dilutive effect of such plans.

Director Deferred Compensation Plan

      In December 2000, the Board of Directors approved, effective January 1, 2001, a Director Deferred Compensation Plan for Non-Employee Directors. Under this plan, Messrs. Breen, Sullivan and Teeter elected to defer payment of all or a part of their compensation that would have otherwise been received with respect to the years 2001 and 2002, and Messrs. Breen, Sullivan and Teeter have elected to defer their compensation for the year 2003. They have also elected to have their deferred compensation credited to a Kaydon Corporation common stock “phantom” stock account. A “phantom” stock account is a notional number of Kaydon shares (whole and fractional) equal to the dollar amount of the Director’s deferred fees plus all dividends payable during each quarter based upon the number of notional shares credited to the Director’s account at the beginning of the quarter divided by the market value of Kaydon common stock on the last business day of a quarter. The election to defer receipt of compensation by a Non-Employee Director is made annually and any Non-Employee Director can terminate this deferral at the end of any calendar year that he or she designates. When a Non-Employee Director elects to terminate his or her deferral of compensation, an election is permitted to receive the compensation either in cash or in shares of Kaydon common stock. The amount shown in column (A) above assumes these Directors elect to receive their deferred compensation in shares of Kaydon common stock. The number of shares reserved for issuance under this plan is not limited in amount, other than by the dollar value of the Non-Employee Directors’ annual compensation.

PROPOSAL 3 — RATIFICATION OF INDEPENDENT ACCOUNTANTS

      Ernst & Young LLP has been appointed by the Audit Committee of the Board as independent accountants for the Company for the fiscal year ending December 31, 2003, subject to ratification of such appointment by the shareholders of Kaydon. On May 10, 2002, the Board of Directors engaged Ernst & Young LLP as the Company’s independent accountants for 2002, replacing Arthur Andersen LLP, which had served the Company since 1984. The Audit Committee of the Board is responsible for the selection and replacement of the Company’s independent accounting firm.

      Representatives of Ernst & Young LLP are expected to attend the 2003 Annual Meeting, and they will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present.

      Arthur Andersen’s reports on the Company’s consolidated financial statements for each of the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s two most recent fiscal years and through May 10, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make reference to the subject matter in connection with its report on the Company’s consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

      The Company has provided Arthur Andersen with a copy of the foregoing disclosures and Arthur Andersen has provided a letter dated May 10, 2002, stating that it agrees with the disclosures.

      During the fiscal years ended December 31, 2001 and 2000, and through May 10, 2002, the Company did not consult Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

      The affirmative vote of a majority of the votes cast on this proposal shall constitute ratification of the appointment of Ernst & Young LLP.

      The Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as independent accountants for Kaydon Corporation for the fiscal year ending December 31, 2003.

EXECUTIVE COMPENSATION MATTERS

Summary Compensation Table

					Long-term
					Compensation
					Awards
		Annual Compensation
					Restricted
Name and		Annual		Other Annual	Stock	All Other
Principal Position	Year	Salary(2)	Bonus(3)	Compensation(4)	Awards(5)	Compensation(6)

Brian P. Campbell,	2002	$600,000	$0	$0	$365,100	$3,137
Chairman, President	2001	600,000	0	0	508,000	12,674
and Chief Executive	2000	600,000	0	0	0	3,362
Officer
John R. Emling	2002	262,500	0	81,328	121,700	10,882
Senior Vice President	2001	252,000	30,000	75,627	176,276	5,459
Operations	2000	241,256	48,600	5,130	476,250	1,121
Peter C. DeChants(1)	2002	82,038	0	0	197,200	781
Vice President, Corporate	2001	0	0	0	0	0
Development & Treasurer	2000	0	0	0	0	0
Kenneth W. Crawford	2002	174,269	0	0	121,700	1,562
Vice President and	2001	167,000	0	0	254,000	2,853
Corporate Controller	2000	161,730	0	0	0	600
John F. Brocci	2002	177,077	0	0	73,020	3,906
Vice President,	2001	170,000	0	0	127,000	3,872
Administration and	2000	170,000	0	0	0	450
Secretary

(1)	Mr. DeChants began his employment in September 2002.

(2)	Includes deferrals into the 401(k) plan.

(3)	For presentation purposes, bonuses are shown in the year earned, although they are generally paid the following year.

(4)	In accordance with SEC rules, amounts totaling less than $50,000 or 10% of the officers’ annual salary and bonus have been omitted. The amounts shown in this column for Mr. Emling represent reimbursement for relocation expenses and the federal and state tax liabilities associated with such reimbursement.

(5)	Represents, for each Named Executive Officer, restricted stock awards made under the Company’s 1999 Long-term Stock Incentive Plan. The dollar value of the awards is based on the number of restricted shares awarded and the closing price of the common stock on the NYSE on the date the awards were made. Dividends are paid on all restricted stock. All shares are subject to vesting upon disability or death while employed at Kaydon. For awards made in 2002 and 2001, the restrictions lapse as to 1/5 of the shares awarded each year. For awards made in 2000, the restrictions lapse as to 1/10 of the shares awarded each year. The Three-Year History of the number of shares awarded each year and the Aggregate Number of Restricted Shares held as of December 31, 2002 by the Named Executive Officers, and the value of those shares as of December 31, 2002, based upon the closing price of the common stock on the NYSE on that date, are as follows: Mr. Campbell was granted 20,000 shares in May 2001 and 15,000 shares in February 2002, and has a total of 60,040 unvested shares valued at $1,273,448; Mr. Emling was granted 20,000 shares in May 2000, 6,940 shares in May 2001 and 5,000 shares in February 2002 and has a total of 27,512 unvested shares valued at $583,529; Mr. DeChants was granted 10,000 shares in October 2002 and has a total of 10,000 unvested shares valued at $212,100; Mr. Crawford was granted 10,000 shares in May 2001 and 5,000 shares in February 2002 and has a total of 19,800 unvested shares valued at $419,958; and Mr. Brocci was granted 5,000 shares in May 2001 and 3,000 shares in February 2002 and has a total of 15,800 unvested shares valued at $335,118.

      The awards made in 1999 and 2000 to the Named Executive Officers shown below were subject to performance conditions to be achieved in 2000, 2001 and 2002 that were not met and therefore the following share grants were forfeited and the shares returned to the Company and cancelled as of December 31, 2002.

Number of Restricted Shares Forfeited as of December 31, 2002

	Number of	Value at
Name	Shares Forfeited	December 31, 2002

Brian P. Campbell	36,300	$769,923
John R. Emling	21,200	449,652
Kenneth W. Crawford	8,500	180,285
John F. Brocci	11,000	233,310

(6)	Includes healthcare expense reimbursements under a Kaydon plan for certain executive officers and for presentation purposes in this table are shown as being reimbursed in the same year the expense was incurred.

Certain Transactions

      During 2001 Kaydon entered into loan agreements with John R. Emling, an executive officer, to assist with the relocation of his residence to Ann Arbor, Michigan. The loans, which are interest-free, total $393,000. Upon the sale of his prior residence, Mr. Emling is required to repay the loans in full.

Change-In-Control Compensation Agreements

      Kaydon has entered into Change-in-Control Compensation Agreements with certain selected executives, including Messrs. Campbell, Emling, DeChants, Crawford and Brocci. The Change-in-Control Compensation Agreements provide that in the event of (i) the termination by Kaydon of the officer’s employment within three years after a Change-in-Control (as defined in the agreement) of the Company (except for reasons of retirement, death, disability or cause), or (ii) the termination by the officer within three years after a Change-in-Control of the Company for specified reasons, such officer will be entitled to termination benefits. The permissible reasons for the officer to terminate his employment and receive termination benefits include a substantial reduction in his duties and responsibilities, a reduction in his compensation or benefits package or the transfer of the officer to a location requiring a change in his residence or a material increase in the amount of travel normally required.

      The termination benefits to which the officer is entitled, which coordinate with benefits provided upon a Change-in-Control under Kaydon’s Supplemental Executive Retirement Plan, include three times annual base salary and target or actual bonus, whichever is higher, at the time of termination, payable in a lump sum payment, and certain other benefits provided in the agreement. None of the benefits would be affected or reduced if the officer were to obtain new employment after his termination by Kaydon. The Change-in-Control Compensation Agreements were approved by the Board of Directors as reasonable termination compensation for the officers in order to encourage management to remain with the Company and to continue to devote full attention to Kaydon’s business in the event of a threatened Change-in-Control of the Company.

Grants of Stock Options or Stock Appreciation Rights

      The following table sets forth information about the award of stock options to the Named Executive Officers during fiscal 2002. In addition, in accordance with SEC rules, there are shown the hypothetical gains, or “option spreads” that would exist for the respective options. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term of ten years. The actual value, if any, an executive may realize will depend on the spread between the market price and the exercise price on the date the option is exercised. No Option/ SAR grants were made during the fiscal year ended December 31, 2002, to any Named Executive Officer.

Option/ SAR Grants in Last Fiscal Year

	Individual Grants				Potential Realizable
					Value at Assumed
	Number of	% of Total			Annual Rates of Stock
	Securities	Options			Price Appreciation
	Underlying	Granted to	Exercise		for Option Term
	Options	Employees in	Price	Expiration
Name of Officer	Granted (#)	Fiscal Year	($/sh)	Date	5%($)	10%($)

Brian P. Campell	0	0	n/a	n/a	0	0
John R. Emling	0	0	n/a	n/a	0	0
Peter C. DeChants	0	0	n/a	n/a	0	0
Kenneth W. Crawford	0	0	n/a	n/a	0	0
John F. Brocci	0	0	n/a	n/a	0	0

Exercises of Stock Options and Stock Appreciation Rights and Holdings

      The following table shows stock options and stock appreciation rights exercised by the Named Executive Officers during the fiscal year ended December 31, 2002, including the total value of gains on the date of exercise based on the actual closing price of Kaydon common stock on that day. In addition, the number of shares covered by both exercisable and unexercisable stock options, as of December 31, 2002, is shown. Also reported are the values for “in-the-money” stock options. The dollar amounts shown in the “in-the-money” column represent the positive spread between the exercise price of an existing stock option and the year-end price of Kaydon common stock.

Aggregated Option/ SAR Exercises Last Fiscal Year and FY-End Option/ SAR Value

			Number of
			Securities	Value of
			Underlying	Unexercised
			Unexercised	In-the-Money
			Options/SARs	Options/SARs
			at FY-END(#)	at FY-END(#)
	Shares
	Acquired on	Value	Exercisable(E)/	Exercisable(E)/
Name	Exercise(#)	Realized($)	Unexercisable(U)	Unexercisable(U)

Brian Campbell	0	$0	( E) 100,000	(E)$0
John R. Emling	0	0	( E) 15,000	(E)$0
Peter C. DeChants	0	0	0	$0
Kenneth W. Crawford	0	0	( E) 9,000	(E)$0
			( U) 3,000	(U)$0
John F. Brocci	0	0	( E) 25,000	(E)$0

Note: Kaydon common stock closed at $21.21 on December 31, 2002

Retirement Plan

      Kaydon maintains a non-contributory defined benefit retirement plan that provides for normal retirement at age 65 and permits early retirement in certain cases. Benefits are based on years of service and “final average compensation”, which is the average covered compensation for the three highest consecutive calendar years during the ten most recent calendar years.

      Federal regulations require that no more than $200,000 in compensation be considered for the calculation of retirement benefits from the Retirement Plan, the Company’s qualified defined benefit plan, in 2002. The maximum amount paid from a qualified defined benefit plan cannot exceed $160,000 per year as of January 1, 2002. The Company previously adopted the Supplemental Executive Retirement Plan (“SERP”) to address these limitations.

      The SERP is a nonqualified supplemental pension plan for designated executive officers that provides increased benefits that would otherwise be denied because of certain Internal Revenue Code limitations on qualified benefit plans. In general, the SERP provides retirement, early retirement, disability and death benefits based on the benefit formula contained in the Retirement Plan applied to all compensation, reduced by benefits actually provided under the Retirement Plan. In certain cases, additional service credit for purposes of the SERP benefit formula is provided.

      The following table presents information regarding estimated annual benefits payable at the normal retirement age of 65, in the form of a single life annuity, from the Retirement Plan and the SERP if applicable. The amounts shown are not subject to reduction for Social Security benefits but are reduced by any pension benefits payable from other Company plans. A participant may retire as early as age 55, but benefits at early retirement are subject to reductions that approximate actuarial values (except that benefits under the SERP are not reduced on retirement at age 62 or later).

ESTIMATED ANNUAL RETIREMENT BENEFITS

Final	Years of Credited Service at Retirement
Average
Compensation	5	10	15	20	25	30 or more

$100,000	$6,756	$13,512	$20,268	$27,024	$33,781	$40,537
$200,000	14,656	29,312	43,968	58,624	73,281	87,937
$300,000	22,556	45,112	67,668	90,224	112,781	135,337
$400,000	30,456	60,912	91,368	121,824	152,281	182,737
$500,000	38,356	76,712	115,068	153,424	191,781	230,137
$600,000	46,256	92,512	138,768	185,024	231,281	277,537
$700,000	54,156	108,312	162,468	216,624	270,781	324,937
$800,000	62,056	124,112	186,168	248,224	310,281	372,337
$900,000	69,956	139,912	209,868	279,824	349,781	419,737
$1,000,000	77,856	155,712	233,568	311,424	389,281	467,137

      Covered compensation is based on salary and annual bonuses as shown in the Summary Compensation Table. Bonuses are included in covered compensation in the year paid rather than the year earned. Prior to January 1, 1997, covered compensation excluded Management Incentive Compensation Plan payments to the employee during the calendar year in excess of 50% of the employee’s base rate of pay in effect on the December 31 preceding the date of payment. Covered compensation also includes dividends on restricted stock awards (first payable in 2000). Messrs. Crawford, DeChants, and Emling participate in the Retirement Plan but not the SERP, and therefore their covered compensation is limited by the IRS limit for qualified plans ($200,000 for 2002). The other executives listed in the Summary Compensation Table participate in both the Retirement Plan and SERP and there is no limit on their covered compensation.

      With respect to the executive officers listed in the Summary Compensation Table, the Years of Credited Service as of December 31, 2002, and the remuneration received during 2002 were, respectively as follows: Mr. Campbell, 4 years plus 14 future service years under the SERP and $645,359; Mr. Brocci, 14 years plus

14 additional years of credit under the SERP and $189,833; Mr. Crawford, 3 years and $187,595; Mr. DeChants, 0 years and $82,038, and Mr. Emling, 4 years and $200,000 (compensation for Mr. Emling reflects the Internal Revenue Code pay limit).

Compensation Committee Interlocks and Insider Participation

      No executive officer, director or member of the Compensation Committee of the Company had any interlocking relationship which would require disclosure in this Proxy Statement.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee (the “Committee”) ensures that the Company’s compensation philosophy is consistent with the Company’s best interests and is properly implemented. The following is the report of the Compensation Committee for the fiscal year ended December 31, 2002. The information contained in this report shall not be deemed to be “soliciting material” nor shall such information be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Compensation Philosophy

      The overall focus of Kaydon’s compensation program is to enhance shareholder value through attainment of the Company’s strategic goals. The compensation program is intended to motivate executives, managers and other employees by incentivizing them to achieve results which will produce greater shareholder value. Although the Committee considers a variety of factors when it establishes compensation, it does not weigh them or utilize them in formulas. In general, the relevant factors considered by the Committee are the Company’s operating and financial performance (both relative to internal criteria and to the performance of comparable companies); the performance, responsibilities and tenure of individual executives; the strategic challenges for which they are responsible; the competitive environment for skilled executive talent; and general economic conditions and outlook. Accordingly the Compensation Committee has established the following objectives:

•	Provide compensation that will motivate, attract and retain superior management talent and reward performance; and

•	Align the executives’ interests with the success of the Company by placing a significant portion of their compensation “at risk” through the setting of challenging performance goals for Named Executive Officers and key managers, and provide a short-term incentive bonus opportunity upon achievement of those goals; and

•	Provide significant long-term equity incentives which align the interests of Named Executive Officers and key executives, managers, and employees with those of Kaydon shareholders.

Executive Officer Compensation Program

      The Company’s Executive Officer compensation program is comprised of base salary, annual cash incentive compensation, and long-term equity incentive compensation. The Committee reviews the Company’s annual and long-term goals when considering compensation of Executive Officers, but compensation decisions are a function of the Committee’s discretionary judgment rather than the application of plan formulas.

Base Salary

      The Committee annually takes into account individual contributions to the Company’s performance, as well as specific issues and challenges particular to the Company and the individual.

Annual Incentive Compensation

      The purpose of the Company’s annual incentive compensation program is to provide a direct financial incentive in the form of an annual cash bonus, if earned, to Named Executive Officers and key managers to achieve the Company’s annual and long-term growth and performance goals. Target bonuses for Named Executive Officers and key managers generally range from 40 to 60% of annual salary and are based upon the individuals potential impact on Kaydon’s operating and financial results and market competitive pay practices. The actual bonus paid depends upon the achievement of business unit objectives and financial performance goals.

      Performance goals are linked to such factors as (1) annual revenue, (2) earnings before interest & taxes (EBIT) and earnings before interest, taxes, depreciation & amortization (EBITDA), (3) earnings per share, (4) asset management, (5) net income, (6) productivity improvements, (7) return on capital employed and (8) cash flow return. The Committee has the discretion to adjust bonuses.

Long-Term Equity Incentive Program

      The Company’s 1999 Long-Term Stock Incentive Plan (“Plan”) provides for the grant of stock options, restricted stock awards and other types of equity awards in connection with the Company’s long-term incentive program for Named Executive Officers, other executives and key managers. The objectives of the program are to align management and shareholder long-term interests by creating a strong and direct long-term relationship between executive compensation and shareholder returns. The Committee strongly believes that by providing those individuals who have substantial responsibility for the management and growth of the Company with an opportunity to increase their ownership of Company common stock, the best interests of shareholders, Named Executive Officers and key managers will be more closely aligned. The Company’s equity incentives generally vest over periods of between five and ten years which increases the long-term aspect of these awards. As a result of the Company’s extended vesting schedule, the dollar value of these stock-based incentives can appreciate to substantial amounts since there is a longer time period for the Company stock prices to appreciate. Although many other companies have shorter vesting schedules which enable individuals to receive their equity incentives in a shorter time period, the Company believes this could lead to decisions adverse to the long-range interests of the Company and its shareholders. Further, the Company believes that the extended vesting of equity incentives also promotes retention and spreads compensation expense over a longer term.

      The Company’s policy is to purchase shares of Kaydon common stock in the open market sufficient to provide for all equity incentives awarded so that the expense related to these awards is more consistent and less variable, as well as to avoid any earnings per share dilution resulting from these awards. This expense is amortized over the vesting period of the equity incentive. Because the Company’s tax deduction is based on the fair market value at the time restrictions lapse, the after-tax cost of this program can be very favorable to the Company based on future appreciation of Company common stock.

      The Committee has the authority to establish rules for the administration of the Plan; to select those individuals to whom awards are granted; to determine types of awards and the number of shares covered by such awards; to set the terms and conditions of such awards; and to cancel, suspend or amend awards. However, the Committee does not re-price options.

      Generally the Committee reviews long-term equity incentives twice each year. During 2002, the Committee approved a non-qualified stock option grant totaling 10,000 shares to one employee; restricted stock grants which vest over ten years totaling 2,000 shares to two employees; restricted stock grants which vest over five years totaling 46,660 shares to 28 employees; and restricted stock phantom shares which vest over five years totaling 1,130 shares to four non-U.S. employees. A phantom share pursuant to the Plan represents the right to receive an amount (paid in the currency of the recipients domicile) equal to the fair market value of one share of Kaydon common stock at the time the award vests and/or meets any performance conditions of the grant.

CEO Compensation — Brian P. Campbell

      Brian P. Campbell became the President and Chief Executive Officer of Kaydon Corporation in September 1998.

•	Base Salary — The Committee made no adjustment to Mr. Campbell’s base pay in 2002.

•	Incentive Compensation — Mr. Campbell received no incentive compensation for 2002.

•	Long-term Stock Incentives — Mr. Campbell received a restricted stock award of 15,000 shares in 2002.

Committee Policy Regarding Compliance with Section 162(m) of the Internal Revenue Code of 1986 (the “Code”)

      Section 162(m) of the Code, establishes a limit on the deductibility of annual compensation for the Executive Officers named in this proxy that exceeds $1 million per year unless such pay is pursuant to qualifying performance-based plans approved by the shareholders of the Company. Compensation as defined includes, among other things, base salary, incentive compensation and gains on stock options, restricted stock, and other transactions under Kaydon’s prior Stock Option Plan and the 1999 Long-term Stock Incentive Plan.

      The Committee establishes individual executive compensation based primarily upon the Company’s performance and competitive considerations. As a result, executive compensation may exceed $1 million in a given year. The Committee will continue to consider ways to maximize deductibility of executive compensation, while retaining the discretion the Committee deems necessary to compensate Executive Officers in a manner commensurate with the performance of Kaydon and the competitive environment for executive talent.

Compensation Committee:

Gerald J. Breen (Chairman) Robert M. Teeter B. Joseph White

PERFORMANCE GRAPH

      In accordance with SEC rules, the following table shows a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a broad equity market index and either a nationally recognized industry standard or an index of peer companies selected by Kaydon. Kaydon has selected Standard & Poor’s 500 Stock Composite (“S&P 500”) Index for the broad equity index and the Value Line Diversified Manufacturing Index as an industry standard for the five year period commencing January 1, 1998 and ending on December 31, 2002. The information contained in this graph shall not be deemed to be “soliciting material” nor shall such information be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

	1997	1998	1999	2000	2001	2002

KAYDON CORP	$100.00	$124.11	$84.21	$71.89	$66.85	$63.81
Standard & Poor’s 500	100.00	126.71	151.56	136.20	118.43	90.76
Value Line Diversified Mfg	100.00	94.13	118.19	146.37	163.04	144.29

*	Assumes $100 invested at the close of trading on December 31, 1997, in Kaydon common stock, the S&P 500 Index and the Value Line Diversified Manufacturing Index (published by Value Line, Inc). Total return assumes reinvestment of dividends.

AUDIT COMMITTEE REPORT

      The following is the report of the Audit Committee (the “Committee”) with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2002, which include the consolidated balance sheets of the Company and its subsidiaries as of December 31, 2002 and 2001, and related consolidated statements of income, shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2002, and the notes thereto. The information contained in this report shall not be deemed to be “soliciting material” nor shall such information be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

      In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent accountants a formal written statement describing all relationships between the accountants and the Company that might bear on the accountants’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the accountants any relationships that may impact their objectivity and independence and satisfied itself as to the accountants’ independence. Further the Committee reviewed and discussed with both management and the Company’s independent accountants all annual financial statements and quarterly operating results prior to their issuance. During fiscal 2002, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Committee.

      The Committee also discussed with management, the internal audit staff and the independent accountants the quality and adequacy of the Company’s internal controls; estimates, reserves and accruals; quality of earnings; suitability of accounting principles; highly judgmental areas; audit adjustments whether recorded or not; status of pending litigation; taxation matters; and other areas of oversight to the financial reporting and audit process that the Committee believed appropriate. The Committee reviewed with the independent accountants their audit plans, audit scope, and identification of audit risks.

      The Committee discussed and reviewed with the independent accountants all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements, and, with and without management present, discussed and reviewed the results of the independent accountants’ examination of the financial statements.

      The Committee reviewed with management and the independent accountants the audited financial statements of the Company as of and for the fiscal year ended December 31, 2002. Management has the responsibility for the preparation of the Company’s financial statements and the independent accountants have the responsibility for the examination of those statements.

      Based on the above-mentioned reviews and discussions with management, the internal audit staff and the independent accountants, the Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

Fiscal 2002 Audit Fee Summary

      On May 10, 2002, the Company terminated the services of its independent accountant Arthur Andersen LLP and retained Ernst & Young LLP to provide independent accountant services for the remainder of fiscal year 2002. The following table provides information regarding fees related to fiscal 2002.

	Ernst &	Arthur	Total
	Young LLP	Andersen LLP	Fees

Audit Fees — aggregate fees for professional services rendered for the audit of Kaydon’s annual consolidated financial statements for fiscal 2002 and the review of the consolidated financial statements included in Kaydon’s Quarterly Reports on Form 10-Q for fiscal 2002.	$323,900	$5,000	$328,900
Financial Information Systems Design And Implementation Fees	0	0	0
All Other fees:
Audit Related Fees:
Pension Plan Audits	19,200	0	19,200
Incremental Statutory Audit Effort	27,700	0	27,700
Other Audit Related Fees	9,900	0	9,900

Total Audit Related Fees	56,800	0	56,800
Other Fees — primarily tax compliance and tax consulting fees	186,800	62,300	249,100

Total All Other Fees	243,600	62,300	305,900

Total Fees	$567,500	$67,300	$634,800

Annual Independence Decision

      The Audit Committee has determined that the provision of services rendered above is compatible with maintaining Ernst & Young LLP’s independence.

Audit Committee:

B. Joseph White (Chairman)
Gerald J. Breen
Thomas C. Sullivan

PROPOSALS BY HOLDERS OF COMMON STOCK

      If any shareholder wishes to have a proposal included in the Company’s proxy statement for the Annual Meeting to be held in 2004, the proposal must be received by the Company by November 28, 2003, which is the date that is 120 days prior to the first anniversary of the mailing date of this proxy statement. Any proposal should be sent to the Secretary of the Company at its Executive Offices in Ann Arbor, Michigan, and it is recommended that registered or certified mail, return receipt requested, be used.

      In addition, if any shareholder intends to present a proposal for consideration at the Annual Meeting in 2004, in accordance with the procedures set forth in the Company’s By-Laws, prior notice of a shareholder’s intention to present such a proposal must be given to the Company not later than 90 days prior to the date of the Annual Meeting or 10 days after notice of the Annual Meeting is mailed or publicly announced, whichever is later. Such notice must contain the information required by the Company’s By-Laws, and the presiding officer of the Annual Meeting may refuse to entertain any shareholder proposals that do not comply with these By-Law provisions. Similar prior notice and similar information requirements are applicable to shareholders desiring to nominate candidates for election as directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended requires each director and certain officers of Kaydon, and any person or entity that owns more than 10% of Kaydon common stock to file with the Securities and Exchange Commission, by a specified date, certain reports of ownership and changes in ownership of Kaydon’s common stock. Shareholders who own more than 10% of Kaydon common stock are required to furnish to Kaydon copies of all reports they file under Section 16(a). The Company prepares and files Section 16(a) reports on behalf of our officers and directors. Legislation passed by Congress in July 2002, known as the Sarbanes-Oxley Act, mandates that most of these reports under Section 16(a) must be filed by the second day after the event that gave rise to the required filing has occurred.

      Based upon a review of reports that were filed by Kaydon’s directors and officers and written representations from those directors and officers that no other reports were required, the Company believes that during fiscal year 2002 and all prior years, all Section 16(a) filing requirements applicable to officers, directors and greater than 10% beneficial owners were met except as follows: Mr. DeChants inadvertently filed one report late that covered the grant of restricted stock made to him by the Board of Directors at the time of his initial employment due to an misinterpretation by the Company regarding the effective date of the grant, and a late report was filed on his behalf by the Company in November 2002. Messrs. Breen, Sullivan and Teeter inadvertently failed to file three reports regarding the allocation of “phantom stock” interests to their deferred compensation accounts under the Directors Deferred Compensation Plan during the year 2001 and for the third and fourth quarters of 2002, due to a misunderstanding by the Company of the filing requirements. Corrective reports were filed on their behalf by the Company in January 2003. Mr. Brocci inadvertently failed to file two reports regarding exercise of stock options in April 1992 and May 1996. A corrective report was filed in March 2003. Mr. Campbell inadvertently failed to timely file two reports regarding an award of a stock option in 1996 and a purchase of shares in 1998. Corrective filings were made on his behalf in 1998 and March 2003 respectively.

OTHER ITEMS OF BUSINESS

      Management does not intend to present any further items of business to the meeting, and knows of no such items which will or may be presented by others. However, if any other matter properly comes before the meeting, the persons named in the enclosed proxy form will vote thereon in such manner as they may in their discretion determine.

By Order of the Board of Directors

John F. Brocci
Secretary

April 3, 2003

PLEASE SIGN, DATE AND IMMEDIATELY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ADDRESSED ENVELOPE.

APPENDIX A

Kaydon Corporation

Audit Committee Charter

I. Purpose

      The primary function of the Committee is to assist the Board of Directors in fulfilling its reasonable oversight of the Corporation’s:

•	Financial reporting processes, financial reports and other financial information;

•	Internal and independent audit activities; and

•	System of internal controls.

      The function of the Audit Committee is oversight. The Committee shall have the authority to retain accountants, independent counsel and other advisors to assist it in carrying out its duties. Management of the Corporation is responsible for the preparation, presentation and integrity of the Corporation’s financial statements. Management and the internal auditors are responsible for maintaining appropriate accounting and financial reporting principles, policies, internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent accountants are responsible for planning and carrying out proper audits and reviews of the Corporation’s interim and year-end financial statements. Consequently, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete, accurate or in compliance with generally accepted accounting principles.

II. Composition

      The Committee shall be comprised of three or more independent directors as determined by the Board. For purposes of this Charter, an “independent Director” is any Director who is not, and has not been for at least 5 years, (a) an employee of the Corporation, (b) an employee of the Corporation’s current or former outside auditors, (c) an employee of any other company the compensation committee of which includes an officer of the Corporation or (d) any immediate family member of the foregoing persons, and such person shall also be free of any relationship that, in the opinion of the Board, would interfere with the exercise of his/her independent judgment as a member of the Committee. All members of the Committee shall be financially literate, having a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

      The members of the Committee shall be appointed by the Board of Directors. Unless a Chair is appointed by the Board of Directors, the members of the Committee may designate a Chair.

III. Meetings

      The Committee shall meet at least three times annually, or more frequently as circumstances dictate. The Committee shall meet at least annually with management, the independent accountants and the internal auditors in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately.

IV. Responsibilities and Duties

      To fulfill its oversight responsibilities and duties, the Committee shall perform any activities consistent with this Charter, the Corporation’s Regulations and governing law, as the Committee or the Board deems necessary or appropriate and shall

1.	Review and reassess this Charter at least annually and submit the Charter to the Board of Directors for approval.

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2.	Discuss with management and the independent accountants the Corporation’s audited and quarterly financial statements prior to filing with the Securities and Exchange Commission and prior to the release of earnings. The Chair of the Committee may, if necessary, represent the entire Committee for the purposes of the quarterly reviews.

3.	Receive and discuss with management, the independent accountants and the internal audit staff all reports regarding any significant changes to the Corporation’s accounting principles, practices, policies and controls.

4.	Prepare a report for inclusion in the proxy statement as required by the Securities and Exchange Commission.

5.	Report and make recommendations to the Directors from time to time with respect to the Committee’s activities and determinations.

6.	Review with management from time to time the Corporation’s policies and practices with respect to legal and ethical compliance.

Independent accountants

7.	Annually select and engage the independent accountants who shall be directly accountable to the Audit Committee and the Board of Directors (selection criteria will include, but is not limited to, consideration of their independence, evaluation of their services, and compensation for audit and non-audit services).

8.	Ensure that the independent accountants prepare and deliver annually a formal written statement delineating all relationships between the auditor and the Corporation consistent with Independence Standards Board Standard No. 1; discuss with the independent accountants all relationships or services disclosed in the Statement that may impact their objectivity and independence; and recommend appropriate action to satisfy itself of the independent accountants’ independence.

9.	Discuss with the independent accountants the nature and scope of their annual audit and review their opinion and recommendations.

10.	Receive and discuss any reports or communications submitted to the Committee by the independent accountants required by or referred to in SAS 61.

11.	Approve any proposed change of the independent accountants.

Internal Auditors

12.	Discuss with the internal audit staff the nature and scope of the Corporation’s internal audit program and significant results of internal audits.

Other Advisers

13.	The Committee has the authority to retain independent outside advisers including consultants, accountants and legal counsel as needed.

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APPENDIX B

KAYDON CORPORATION

COMPENSATION COMMITTEE CHARTER

Organization

      There shall be a standing committee of the Board of Directors to be known as the Compensation Committee. The Compensation Committee shall be comprised of not less than three (3) independent directors. For purposes of this Charter, an “independent Director” is any Director who is not, and has not been for at least 5 years, (a) an employee of the Corporation, (b) an employee of the Corporation’s current or former outside auditors, (c) an employee of any other company the compensation committee of which includes an officer of the Corporation or (d) any immediate family member of the foregoing persons, and such person shall also be free of any relationship that, in the opinion of the Board, would interfere with the exercise of his/her independent judgment as a member of the Committee. Members of the Committee shall be appointed annually by the Board of Directors at its annual meeting or as necessary to fill vacancies in the interim. The Board shall designate one of the Committee members as Chairman. The Committee shall hold meetings (in person or by telephone conference) as necessary. A majority of the Committee members shall constitute a quorum for the transaction of business. The action of a majority of those present at a meeting, at which a quorum is present, shall be the act of the Committee.

Statement of Policy

      The primary function of the Compensation Committee is to consider and make recommendations to the Board concerning the compensation programs, benefits and awards for all elected officers of the Corporation.

Responsibilities

1.	Consider and make recommendations to the Board regarding the selection and retention of all elected officers of the Corporation, including the Chief Executive Officer, and other key employees as appropriate.

2.	Consider and make recommendations to the Board regarding compensation for elected officers.

3.	Administer, interpret, make grants and awards, adopt rules and recommend to the Board amendments of the Corporation’s 1999 Long Term Stock Incentive Plan.

4.	Consider, make recommendations and approve bonus awards with respect to elected officers and aggregate payments to other participants in the Corporation’s incentive compensation program.

5.	Consider and make recommendations to the Board concerning the total compensation package (including, but not limited to base pay, bonus awards, perquisites, other remuneration), the structure and award formulae, and calculation and performance targets for the Corporation’s incentive compensation program for all elected officers.

6.	Approve the annual proxy compensation committee report and review and approve other proxy compensation disclosures.

7.	Oversee selection of outside consultants to review the Corporation’s executive compensation program as appropriate; and to meet privately with such consultants without management present if desired;

8.	Consider recommendations for major changes in compensation, benefits and/or retirement plans which have application to significant numbers of the Corporations total employees and which may require approval of the Board.

9.	Retain independent outside advisers including consultants, accountants and legal counsel as needed.

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APPENDIX C

KAYDON CORPORATION

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE CHARTER

Organization

      There shall be a standing committee of the Board of Directors to be known as the Corporate Governance and Nominating Committee. The membership of this Committee shall be comprised of at least three (3) independent directors. For purposes of this Charter, an “independent Director” is any Director who is not, and has not been for at least 5 years, (a) an employee of the Corporation, (b) an employee of the Corporation’s current or former outside auditors, (c) an employee of any other company the nominating committee of which includes an officer of the Corporation or (d) any immediate family member of the forgoing persons, and such person shall also be free of any relationship that, in the opinion of the Board, would interfere with the exercise of his/her independent judgment as a member of the Committee.

      The members of the Corporate Governance and Nominating Committee shall be designated annually by the Board of Directors. The Board shall designate one of the Committee members as its Chairman. A majority of the Committee members shall constitute a quorum for the transaction of business. The action of a majority of those present at a meeting, at which a quorum is present, shall be the act of the Committee. The Committee shall hold meetings (in person or by telephone conference) as necessary and at such times and places as the Committee determines. The Committee is authorized to confer with the Corporation’s management and other employees, request such employees to attend its meetings (or portions thereof) and to provide information to the extent it deems necessary or appropriate to fulfill its duties.

Purpose, Duties and Responsibilities

      The Corporate Governance and Nominating Committee assists the Board of Directors in identifying, screening, and recommending qualified candidates to serve as directors of the Company and is responsible for oversight of the Board of Directors independence, operations, effectiveness and it promotes excellence in governance.

Specifically, the Committee will:

1.	Identify qualified candidates to fill Board positions.

(a)	make recommendations to the Board concerning selection criteria to be made by the Committee in seeking nominees for election to the Board.

2.	Recommend to the Board of Directors:

(a)	nominees to fill new positions or vacancies as they occur among the Directors; and

(b)	prior to each annual meeting of shareholders, the candidates for election or reelection as Directors by the shareholders at the annual meeting.

3.	Consider candidates submitted by Directors, officers, employees, shareholders, and others.

4.	Be available to the Chairman of the Board and other Directors for consultation concerning candidates as Directors.

5.	Undertake studies and make recommendations to the Board concerning the structure, composition and functioning of the Board and all Board committees.

6.	Develop and recommend to the Board of Directors such corporate and Board governance principles as may be deemed necessary by the Committee to ensure that Kaydon effectively protects and enhances shareholder value.

7.	Recommend ways in which the Board of Directors could improve its performance.

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8.	Review Board meeting procedures, including the appropriateness and adequacy of the information supplied to Directors prior to and during Board meetings.

9.	Monitor the practices of the Board of Directors to ensure compliance with the Corporation’s corporate governance principles.

10.	Annually evaluate and review the performance of the Board of Directors as a whole in order to increase the overall effectiveness of the Board, and report the results of its evaluation to the Board of Directors.

11.	Undertake studies and make recommendations to the Board concerning the compensation of non-employee Board members.

12.	Review and pre-approve any outside directorships in other public companies held by senior company officials.

13.	Periodically receive and consider recommendations from the CEO regarding succession at the CEO and other senior officer levels.

14.	Annually assesses whether (a) the majority of the Board are independent directors; and (b) the membership of the Audit, Compensation and Governance Committees are comprised exclusively of independent directors, adopting as its standard the New York Stock Exchange definition of independent director.

15.	Retain independent outside advisers including consultants, accountants and legal counsel as needed.

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APPENDIX D
KAYDON CORPORATION
2003 NON-EMPLOYEE DIRECTORS EQUITY PLAN

      1. Establishment, Purpose and Term of Plan. This Kaydon Corporation 2003 Non-Employee Directors Equity Plan (the “Plan”) shall be effective as of the date of its approval by the stockholders of the Company (the “Effective Date”). The purpose of this Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract and retain highly qualified persons to serve as Non-Employee Directors of the Company and by creating additional incentives for Non-Employee Directors to promote the growth and profitability of the Company. This Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Options granted under the Plan have lapsed.

      2. Definitions and Construction. Whenever used herein, the following terms shall have their respective meanings set forth below:

      “Board” means the Board of Directors of the Company.

      “Change in Control” means the occurrence of either of the following events:

(a)	if any “person” or “group of persons” as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, other than pursuant to a transaction or agreement previously approved by the Board of Directors of the Company, directly or indirectly purchases or otherwise becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) or has the right to acquire such beneficial ownership (whether or not such right is exercisable immediately, with the passage of time, or subject to any condition) of voting securities representing 20% or more of the combined voting power of all outstanding voting securities of the Company; or

(b)	if, during any period of 24 consecutive calendar months, the individuals who at the beginning of such period constituted the Company’s Board of Directors, and any new directors whose election by such Board or nomination for election by stockholders was approved by a vote of at least two-thirds (2/3) of the members of such Board who were either directors on such Board at the beginning of the period or whose election or nomination for election as directors was previously so approved, for any reason cease to constitute at least a majority of the members of the Board.

      “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

      “Committee” means the Compensation Committee of the Board, or any other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

      “Company” means Kaydon Corporation, a Delaware corporation, or any successor corporation thereto.

      “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, provided that the Committee in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Committee from time to time.

      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      “Fair Market Value” means, as of any date, if there is then a public market for the Stock, the closing price of the Stock as reported on the New York Stock Exchange (“NYSE”) or such other national or regional securities exchange or market system constituting the primary market for the Stock. If the relevant date does not fall on a day on which the Stock is trading on NYSE or other national or regional securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date. If there is then no public market for the Stock, the Fair Market Value on any relevant date shall be as determined by the Committee without regard to any restriction other than a restriction which, by its terms, will never lapse.

      “Option” means a right to purchase Stock, subject to adjustment as provided in Section 4(b), pursuant to the terms and conditions of this Plan.

      “Optionee” means a person who has been granted one or more Options.

      “Option Agreement” means a written agreement between the Company and an Optionee setting forth the terms, conditions and restrictions of an Option granted to an Optionee.

      “Non-Employee Director” means a Director of the Company who meets the qualifications set forth in Rule 16b-3(b)(3)(i).

      “Restricted Stock” means any shares of Stock granted under Section 5(c) of this Plan.

      “Restricted Stock Agreement” means a written agreement between the Company and a Non-Employee Director setting forth the terms, conditions and restrictions relating to Shares of Restricted Stock granted to such director.

      “Retirement” means a voluntary Termination of Service by a Non-Employee Director that occurs on or after the director’s sixty-fifth (65th) birthday.

      “Rule 16b-3” means Rule 16b-3 as promulgated under the Exchange Act, as amended from time to time, or any successor rule or regulation.

      “Stock” means the common stock, par value $0.10 per share, of the Company, as adjusted from time to time in accordance with Section 4(b).

      “Termination of Service” means a cessation of the director’s service on the Board for any reason, including, but not limited to, a cessation of service due to resignation, death, Disability, Retirement or non-reelection to the Board.

      3. Administration. This Plan shall be administered by the Committee. All questions of interpretation of the Plan or of any Option or Restricted Stock shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Option or Restricted Stock. Except as otherwise provided herein, the Committee shall have no authority, discretion, or power to (a) select the Non-Employee Directors who will receive Options, (b) set the exercise price of the Options, (c) determine the number of shares of Stock to be subject to an Option, (d) determine the number of shares of Restricted Stock to be granted, (e) determine the time at which an Option or shares of Restricted Stock shall be granted, (f) establish the duration of an Option, or (g) alter any other terms or conditions specified in the Plan, except in the sense of administering the Plan subject to the provisions of the Plan.

      4. Shares Subject to Plan.

(a)	Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4(b), the maximum aggregate number of shares of Stock that may be issued under the Plan, pursuant to Options or in the form of Shares of Restricted Stock awarded hereunder, shall be three hundred thousand (300,000) and shall consist of authorized but unissued shares or reacquired shares of Stock or any combination thereof. If an outstanding Option for any reason expires or is terminated or canceled or if shares of Restricted Stock are forfeited for any reason, the shares of Stock allocable to the unexercised portion of such Option, or such forfeited shares of Restricted Stock shall again be available for issuance under the Plan.

(b)	Adjustments for Changes in Capital Structure. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to this Plan, to any outstanding Options (including their exercise price), to any previously issued shares of Restricted Stock and to the number of Options or Shares of

Restricted Stock that may be granted pursuant to Section 5. If a majority of the shares which are of the same class as the shares that are subject to outstanding Options are exchanged for, converted into, or otherwise become (whether or not pursuant to a Change in Control) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Options to provide that such Options are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price of, the outstanding Options shall be adjusted in a fair and equitable manner as determined by the Committee, in its sole discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4(b) shall be rounded down to the nearest whole number, and in no event may the exercise price of any Option be decreased to an amount less than the par value, if any, of the stock subject to the Option.

      5. Automatic Grant of Options and/or Restricted Stock.

(a)	Options. Options shall be granted only to a person who, at the time of grant, is a Non-Employee Director. Options shall be nonstatutory stock options, which means that they will not be treated as “incentive stock options” within the meaning of Section 422(b) of the Code.

(b)	Initial Option Grant. Subject to execution by a Non-Employee Director of an Option Agreement, a person who first becomes a Non-Employee Director within the six month period immediately following an annual meeting of the Company’s stockholders shall be granted an initial Option to purchase five thousand (5,000) shares of Stock as of the date such person is initially elected or appointed (the “Initial Grant Date”); provided, however, that a person serving as a director of the Company who does not qualify as an Non-Employee Director shall not receive an initial Option in the event that such person subsequently becomes a Non-Employee Director. In addition, a person who becomes a Non-Employee Director after the six-month period following an annual meeting of the Company’s stockholders shall not receive an initial Option.

(c)	Annual Option and Restricted Stock Grant. Subject to execution by a Non-Employee Director of an Option Agreement and a Restricted Stock Agreement, each Non-Employee Director (including any director of the Company who previously did not qualify as a Non-Employee Director but who subsequently becomes an Non-Employee Director) who is a Non-Employee Director on the day following the annual meeting of stockholders of the Company shall be granted on the day immediately following such annual meeting of stockholders (the “Annual Grant Date”), commencing with the Annual Grant Date in 2003, an Option to purchase three thousand five hundred (3,500) shares of Stock and one thousand (1,000) shares of Restricted Stock.

      6. Terms and Conditions of Options. Options shall be evidenced by an Option Agreement specifying the number of shares of Stock covered, in such form as the Committee shall from time to time approve. Option Agreements may incorporate all or any of the terms of this Plan by reference and shall comply with and be consistent with the following terms and conditions:

(a)	Exercise Price. The exercise price per share of Stock subject to an Option shall be the Fair Market Value of a share of Stock on the Initial Grant Date or the Annual Grant Date, as applicable.

(b)	Exercisability. Each Initial Option shall become exercisable as to the following number of shares on the anniversaries of the Initial Grant Date set forth below:

Number of Shares	Anniversary

1,000	First anniversary of Initial Grant Date
2,000	Second anniversary of Initial Grant Date
3,000	Third anniversary of Initial Grant Date
4,000	Fourth anniversary of Initial Grant Date
5,000	Fifth anniversary of Initial Grant Date

Each Annual Option shall become exercisable as to the following number of shares on the anniversaries of the Annual Grant Date set forth below:

Number of Shares	Anniversary

700	First anniversary of Annual Grant Date
1,400	Second anniversary of Annual Grant Date
2,100	Third anniversary of Annual Grant Date
2,800	Fourth anniversary of Annual Grant Date
3,500	Fifth anniversary of Annual Grant Date

Notwithstanding the foregoing, if a Non-Employee Director incurs a Termination of Service other than due to death, Disability or Retirement, any Options that are not exercisable at the date of such Termination of Service shall never become exercisable and shall be immediately forfeited. If a Non-Employee Director incurs a Termination of Service due to Disability or Retirement, any Options held by such person shall continue to become exercisable in accordance with the foregoing schedule, but the exercise thereof shall be subject to the provisions of Section 6(c) below, and, in addition, any Options shall be cancelled and forfeited if the Committee at any time thereafter determines that the former Non-Employee Director has engaged in any activity detrimental to the interests of the Company.

(c)	Expiration of Options. Each Option shall terminate and cease to be exercisable on the first to occur of the following events:

(i)	the date which is the tenth (10th) anniversary of the applicable Grant Date unless earlier terminated pursuant to clause (iii) below or pursuant to the terms of the applicable Option Agreement;

(ii)	the expiration of one (1) month from the date of a person’s Termination of Service for any reason other than death, Disability or Retirement; or

(iii)	the expiration of five (5) years from the date of a person’s death, whether before or after a Termination of Service.

(d)	Acceleration of Exercisability. If an Optionee incurs a Termination of Service due to death or dies following a Termination of Service while holding Options that are unexercisable, then 100% of his or her Options shall immediately become exercisable. The exercisability of Options shall also be accelerated as provided in Section 8.

(e)	Payment of Exercise Price. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company of shares of Stock owned by the Optionee having a Fair Market Value not less than the exercise price or (iii) by any combination thereof. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company of shares of Stock to the extent such tender of Stock would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company of shares of Stock unless such shares either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

(f)	Tax Withholding. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable upon the exercise of an Option, or to accept from the Optionee the tender of, a number of whole shares of Stock having a Fair Market Value equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Company with respect to such Option or the shares acquired upon exercise thereof. Alternatively or in addition, in its sole discretion, the Company shall have the right to require the Optionee to make adequate provision for any such tax withholding obligations of the Company arising in connection with the Option or the shares acquired upon exercise thereof. The Company shall have no obligation to deliver shares of Stock until the Company’s tax withholding obligations have been satisfied.

(g)	Nontransferability of Options; Exercise Following Death. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution or pursuant to a “qualified domestic relations order” (as defined in the Code). During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee, the Optionee’s guardian or legal representative or an alternate payee pursuant to a qualified domestic relations order.

      7. Terms and Conditions of Restricted Stock. Shares of Restricted Stock shall be subject to restrictions on transferability and on the right of a Non-Employee Director to receive certificates evidencing Shares of Restricted Stock, as set forth in a Restricted Stock Agreement in such form as the Committee shall from time to time approve. Subject to such restrictions and the provisions of such Restricted Stock Agreement and this Plan, Non-Employee Directors who receive awards of Restricted Stock shall have all of the rights of a stockholder with respect to such Shares of Restricted Stock. Restricted Stock granted under this Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of stock certificates.

(a)	Forfeiture. Except as otherwise determined by the Committee, if a Non-Employee Director incurs a Termination of Service other than by reason of death, Disability or Retirement, all Shares of Restricted Stock theretofore awarded which are still subject to restrictions shall upon such Termination of Service be forfeited and transferred back to the Company. In addition, if a former Non-Employee Director continues to hold Restricted Stock following his or her Termination of Service due to his or her Retirement, the Shares of Restricted Stock which remain subject to restrictions shall nonetheless be forfeited and transferred back to the Company if the Committee at any time thereafter determines that the former Non-Employee Director has engaged in any activity detrimental to the interests of the Company.

(b)	Lapse of Restrictions. The restrictions on transferability and any other restrictions contained in a Restricted Stock Agreement shall lapse with respect to one-fifth (1/5th) of the Shares of Restricted Stock awarded to a Non-Employee Director on each January 5th following the Annual Grant Date for such award, so that at the fifth (5th) such January 5th following the Annual Grant Date of an award of Restricted Stock, all Shares shall be free of, and no longer subject to, any restrictions. The lapse of restrictions on transferability and any other restrictions contained in a Restricted Stock Agreement shall also be accelerated as provided in Sections 7(d) and 8.

(c)	Delivery of Shares. At the time all restrictions have lapsed with respect to Shares covered by an award of Restricted Stock, the Company shall deliver the Shares as to which such restrictions have lapsed as follows:

(i)	if an assignment to a trust has been made, to such trust; or

(ii)	if the Restricted Period has expired by reason of death and a beneficiary has been designated in a form approved by the Company, to the beneficiary so designated; or

(iii)	in all other cases, to the Participant or the legal representative of the Participant’s estate.

(d)	Acceleration of Lapsing Only Upon Death or Disability. Notwithstanding the provisions of Section 7(b), if an Non-Employee Director incurs a Termination of Service due to death or Disability, or if a former Non-Employee Director dies following a Termination of Service, then all restrictions in effect at the date of such Termination of Service or at such date of death shall immediately lapse and all Shares shall be free of, and no longer subject to, any restrictions. If a Non-Employee Director incurs a Termination of Service due to Retirement, any restrictions on Shares of Restricted Stock remaining at the time of Retirement shall continue in effect and shall lapse as provided in Section 7(b).

(e)	Tax Withholding. The Company shall have the right to require a Non-Employee Director to make adequate provision for any federal, state, local or foreign taxes, if any, required by law to be withheld by the Company with respect to the income realized by such director as a result of the lapsing of restrictions with respect to Shares of Restricted Stock. The Company shall have no obligation to deliver Shares of Stock that were previously Restricted Stock until the Company’s tax withholding obligations have been satisfied.

      8. Change in Control. In the event of a Change in Control, (i) any unexercisable Options shall be immediately exercisable and vested in full and (ii) all restrictions relating to any Shares of Restricted Stock shall lapse and be of no further effect, as of the date thirty (30) days prior to the date of the Change in Control. The exercise or vesting of any Option and the lapsing of restrictions with respect to Shares of Restricted Stock that results solely by reason of this Section 8, shall be conditioned upon the consummation of the Change in Control. In addition, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the “Acquiring Corporation”), may either assume the Company’s rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Acquiring Corporation’s stock. Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.

       9. Issuance of Stock. The issuance or delivery of any Option or any shares of Stock upon the exercise of an Option or the lapsing of restrictions on Restricted Stock may be postponed by the Company for any period required to comply with any applicable requirements under the federal securities laws, any applicable listing requirement of the NYSE or any other requirements of applicable laws or regulations. The Company is not obligated to deliver or issue any shares of Stock if such delivery or issuance would constitute a violation of any provision of any law or regulation or any rule of the NYSE. So long as the Company’s Stock is listed on the NYSE, issuance of any Shares of Stock pursuant to an Option, or of any Shares of Restricted Stock, is conditioned on such Shares to be issued also being listed on the NYSE. In addition, if at any time counsel to the Company is of the opinion that the sale or issuance of Shares of Restricted Stock or Shares of Stock pursuant to exercise of an Option is or may be unlawful under the circumstances, the Company shall have no obligation to make such sale or issuance, and the right of an Optionee to exercise an Option, shall be suspended until, in the opinion of the Company’s counsel, such sale or issuance is lawful. No such suspension shall extend the period of time during which an Option must be exercised under Section 6(c).

      10. Termination or Amendment of Plan. The Board may terminate or amend the Plan at any time. However, subject to changes in the law or other legal requirements that would permit otherwise, without the approval of the Company’s stockholders, there shall be (i) no increase in the total number of shares of Stock that may be issued under the Plan, except by operation of the provisions of Section 4(b), (ii) no change in the number of Options and Shares of Restricted Stock that will be granted pursuant to Section 5(b) and (c), and (iii) no expansion in the class of persons eligible to receive Options or Shares of Restricted Stock. Furthermore, to the extent required by Rule 16b-3, provisions of the Plan addressing eligibility to participate in the Plan and the amount, price and timing of Options shall not be amended more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. In any event, no termination or amendment of this Plan may adversely affect any outstanding Option or Shares of Restricted Stock without the consent of the Non-Employee Director, unless such amendment is necessary to comply with applicable laws or regulations. This Plan shall terminate on April 30, 2013, and no further Options or shares of Restricted Stock shall be granted pursuant to this Plan after such date.

      11. Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Plan. Except when otherwise indicated by the context, the singular shall include the plural, the plural shall include the singular, and use of the term “or” shall not be exclusive. This Plan shall be governed by the law of the State of Delaware, regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws.

KAYDON CORPORATION

ANN ARBOR, MI

ANNUAL MEETING OF SHAREHOLDERS
COURTYARD BY MARRIOTT
3205 BOARDWALK ST
ANN ARBOR, MI
FRIDAY, MAY 9, 2003
11:00 A.M. LOCAL TIME

\/ DETACH PROXY CARD HERE \/

(Please sign, date and return
☐	this proxy in the enclosed	☒
	postage prepaid envelope.)	Votes must be indicated
(x) in Black or Blue ink.

This Proxy is solicited on behalf of the Board of Directors of the Company.

								FOR	AGAINST	ABSTAIN

1.	Election of a Board of Directors for a term of one year:					2. 4.	Approval of the Kaydon Corporation 2003 Non-Employee Directors Equity Plan;	☐	☐	☐

FOR all nominees (except as listed to the contrary).	☐	AUTHORITY WITHHELD for all.	☐	*EXCEPTIONS	☐	3.	Ratification of the appointment of the Company's independent accountants for 2003; and	☐	☐	☐

						4.	To transact such other business as may properly come before the meeting and any adjournment thereof.
							To change your address, please mark this box.			☐
							To include any comments, please mark this box.			☐

*Exception

(INSTRUCTIONS: To withhold authority to vote for any nominee, mark the “*Exceptions” box and write that nominee’s name in the space provided above.)

IMPORTANT: PLEASE SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR HEREON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN YOUR PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE SO THAT YOUR VOTE WILL BE COUNTED.

S C A N L I N E

You are urged to date, sign and return promptly this proxy in the envelope provided. It is important for you to be represented at the Meeting.
The execution of this proxy will not affect your right to vote in person if you are present at the Meeting and wish to so vote.

Date	Share Owner sign here	Co-Owner sign here

4225

P R O X Y

KAYDON CORPORATION

Annual Meeting of Shareholders, May 9, 2003

Solicited on Behalf of the Board of Directors of Kaydon Corporation

     The undersigned hereby appoints BRIAN P. CAMPBELL and JOHN F. BROCCI, and each of them, the proxies of the undersigned, with power of substitution in each, to vote all stock of Kaydon Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders of such Corporation to be held at the Courtyard By Marriott, 3205 Boardwalk St., Ann Arbor, Michigan on Friday, May 9, 2003 at 11:00 AM, Eastern time, and at any adjournment thereof.

     Gerald J. Breen, Brian P. Campbell, Thomas C. Sullivan, Robert M. Teeter and B. Joseph White have been nominated for election as Directors. Your vote for the five directors may be indicated on the reverse side.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no contrary specification is indicated, this proxy will be voted FOR the election of all nominees as Directors. To insure this proxy is properly executed, each stockholder should review the Proxy Statement section entitled Quorum and Vote Requirements, and the vote requirements described in the sections relative to Proposal No. 2 and Proposal No. 3 of the Proxy Statement before marking this card.

(Continued and to be dated and signed on the reverse side.)

KAYDON CORPORATION
P.O. BOX 11079
NEW YORK, N.Y. 10203-0079

KAYDON CORPORATION

ANN ARBOR, MI

ANNUAL MEETING OF SHAREHOLDERS
COURTYARD BY MARRIOTT
3205 BOARDWALK ST
ANN ARBOR, MI
FRIDAY, MAY 9, 2003
11:00 A.M. LOCAL TIME

\/ DETACH PROXY CARD HERE \/

(Please sign, date and return
☐	this proxy in the enclosed	☒
	postage prepaid envelope.)	Votes must be indicated
(x) in Black or Blue ink.

This Proxy is solicited on behalf of the Board of Directors of the Company.

								FOR	AGAINST	ABSTAIN

1.	Election of a Board of Directors for a term of one year:					2. 4.	Approval of the Kaydon Corporation 2003 Non-Employee Directors Equity Plan;	☐	☐	☐

FOR all nominees (except as listed to the contrary).	☐	AUTHORITY WITHHELD for all.	☐	*EXCEPTIONS	☐	3.	Ratification of the appointment of the Company's independent accountants for 2003; and	☐	☐	☐

						4.	To transact such other business as may properly come before the meeting and any adjournment thereof.
							To change your address, please mark this box.			☐
							To include any comments, please mark this box.			☐

*Exception

(INSTRUCTIONS: To withhold authority to vote for any nominee, mark the “*Exceptions” box and write that nominee’s name in the space provided above.)

IMPORTANT: PLEASE SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR HEREON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN YOUR PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE SO THAT YOUR VOTE WILL BE COUNTED.

S C A N L I N E

You are urged to date, sign and return promptly this proxy in the envelope provided. It is important for you to be represented at the Meeting.
The execution of this proxy will not affect your right to vote in person if you are present at the Meeting and wish to so vote.

Date	Share Owner sign here	Co-Owner sign here

4226

P R O X Y

KAYDON CORPORATION

Annual Meeting of Shareholders, May 9, 2003

Solicited on Behalf of the Board of Directors of Kaydon Corporation

     The undersigned hereby appoints BRIAN P. CAMPBELL and JOHN F. BROCCI, and each of them, the proxies of the undersigned, with power of substitution in each, to vote all stock of Kaydon Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders of such Corporation to be held at the Courtyard By Marriott, 3205 Boardwalk St., Ann Arbor, Michigan on Friday, May 9, 2003 at 11:00 AM, Eastern time, and at any adjournment thereof.

     Gerald J. Breen, Brian P. Campbell, Thomas C. Sullivan, Robert M. Teeter and B. Joseph White have been nominated for election as Directors. Your vote for the five directors may be indicated on the reverse side.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no contrary specification is indicated, this proxy will be voted FOR the election of all nominees as Directors. To insure this proxy is properly executed, each stockholder should review the Proxy Statement section entitled Quorum and Vote Requirements, and the vote requirements described in the sections relative to Proposal No. 2 and Proposal No. 3 of the Proxy Statement before marking this card.

(Continued and to be dated and signed on the reverse side.)

KAYDON CORPORATION
P.O. BOX 11079
NEW YORK, N.Y. 10203-0079